As filed with the Securities and Exchange Commission on July 6, 1994


                         Registration No. 33-___



                 Securities and Exchange Commission
                       Washington, D.C. 20549
                    _____________________________

                              FORM S-3
                        REGISTRATION STATEMENT
                                Under
                      The Securities Act of 1933
                        THE OLSTEN CORPORATION
           (Exact name of Registrant as specified in its charter)

  Delaware                                      13-2610512
  (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)                Identification Number)

                   _____________________________

                        The Olsten Building
                        One Merrick Avenue
                      Westbury, New York 11590
                          (516) 832-8200

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     William P. Costantini, Esq.
               Senior Vice President and General Counsel
                        The Olsten Building
                        One Merrick Avenue
                      Westbury, New York 11590
                          (516) 832-8200

      (Name address, including zip code, and telephone number,
              including area code, of agent for service)
                      _____________________________

                            Copies to:
                      Marjorie Sybul Adams, Esq.
                      Gordon Altman Butowsky
                      Weitzen Shalov & Wein
                      114 West 47th Street
                      New York, New York 10036
                          (212) 626-0861

                       __________________________

     Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                      _____________________________


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of                                 Proposed Maximum
Securities to be Registered    Amount to be Registered  Offering Price Per Unit<F1>

Common Stock, $.10 par value     567,000 Shares              $32.50

Proposed Maximum
Aggregate Offering Price<F1>  Amount of Registration Fee
$18,427,500.00                    $6,355.00


<F1>Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, these amounts are used solely for the purpose of calculating the registration fee. Such amounts based on the average of the high and low per share prices for the Registrant's Common Stock on the American Stock Exchange on July 5, 1994.

                          __________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED JULY 6, 1994

                            THE OLSTEN CORPORATION
                            ______________________

           567,000 Shares of Common Stock - Par Value $.10 per share
                            ______________________


          This Prospectus relates to the distribution of up to 567,000 shares (the "Subject Shares") of Common Stock, par value $.10 per share (the "Common Stock") of The Olsten Corporation, a Delaware corporation (the "Company"). The Subject Shares may be offered and sold from time to time by, and for the account of, certain stockholders of the Company named herein (the "Selling Stockholders"). See "Selling Stockholders." Of the Subject Shares,
(i) 552,000 shares are shares of Common Stock (the "Plan Shares") that have been granted to certain officers, key employees and others pursuant to the Company's Incentive Restricted Stock Plan (the "Plan") and (ii) 15,000 shares are shares of Common Stock that have been granted to certain directors of the Company not pursuant to any stock plan
(the "Non-Plan Shares").  The Subject Shares are comprised only of the
Plan Shares and the Non-Plan Shares. The Company will not receive any proceeds from the sale of the Subject Shares.

          The Company's Common Stock (including the Subject Shares) is listed on the American Stock Exchange (the "AMEX") under the symbol "OLS". On July 5, 1994, the last reported sale price of the Company's Common Stock on the AMEX was $ 32.25 per share.

          The Plan Shares were granted by the Company to certain Selling Stockholders pursuant to the Plan. The Non-Plan Shares were granted by the Company to certain other Selling Stockholders not pursuant to any stock plan. The Plan Shares and the Non-Plan Shares are considered "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus has been prepared for the purpose of registering the Subject Shares under the Securities Act to allow future sales by the Selling Stockholders to the public without restriction. The Plan Shares vest at different times in accordance with the Plan (see "Selling Stockholders") and may not be sold until they have fully vested. The Non-Plan Shares are all fully vested in accordance with the terms pursuant to which they were granted.

          The Subject Shares are offered subject to prior sale, when, as and if delivered by the Selling Stockholders.

          The terms of the distribution covered by this Prospectus will be fixed at the time of sale. See "Plan of Distribution."

                      __________________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
              THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      __________________________________


              The date of this Prospectus is ____________, 1994.

                                  Underwriting        Proceeds to
                  Price           Discounts and       Selling
                    to            Commisions          Stockholders
                  Public<F1>        <F2><F3>             <F1><F4>

Per Share. . .            $32.50        $0.98                 $31.52
Total. . . . .    $18,427,500.00  $555,660.00         $17,871,840.00


<F1> These amounts are estimated pursuant to Rule 457 of the Securities Act.
Such amounts are based upon the average of the high and low per share prices for the Company's Common Stock on the AMEX on July 5, 1994 (i.e.,$32.50).

<F2> Estimated based upon an approximate three percent (3%) average commission charged for market sales. Commissions will vary depending upon the size of the transaction and the brokers or dealers effecting the sales.

<F3> Commissions may also be payable by purchasers of the Subject Shares to their brokers or others from whom they purchase the Subject Shares.

<F4> The Company will receive none of the proceeds realized from the Subject
Shares sold hereunder by the Selling Stockholders. All expenses incident to the registration of the Subject Shares under the Securities Act are being borne by the Company. Such expenses are estimated to be approximately $30,855.00. Commissions or discounts paid by the Selling Stockholders in connection with the sale of the Subject Shares will be determined through negotiations between each Selling Stockholder and the brokers or dealers to or through which the Subject Shares are to be sold and may vary depending upon, among other things, the size of the transaction and the brokers or dealers effecting the sales.

                        ____________________


                               The Subject Shares offered hereby have
not been registered for sale under the securities laws of any state or other jurisdiction of the United States nor has the securities commission of any such state or other jurisdiction passed upon the adequacy or accuracy of this Prospectus. Brokers or dealers effecting transactions in the Subject Shares should confirm the registration of the Subject Shares under the securities laws of the state or other jurisdiction of the United States in which such transactions occur or the existence of any exemption from such registration, or should cause such registration in connection with any offer or sale of the Subject Shares.

                        AVAILABLE INFORMATION


                                                      The Company is
subject to the informational requirements of the Securities Exchange
Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Room 1400, 75 Park Place, New York,
New York 10007 and Suite 1400, 500 West Madison Street, Western Atrium Center, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the AMEX. Reports and other information concerning the Company can also be inspected and copied at the offices of the AMEX, Room 625, 86 Trinity Place, New York, New
York 10006.

                                                  The Company has
filed with the Commission a registration statement under the Securities Act on Form S-3 (together with any amendments thereto, the "Registration Statement") with respect to the Subject Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the Subject Shares, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus and made a part hereof:

(a) the Company's Annual Report on Form 10-K for the year ended
January 2, 1994;

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1994; and

(c) the description of the Company's Common Stock contained in the Company's registration statement filed with the Commission pursuant to Section 12 of the Exchange Act and all amendments or reports filed for the purpose of updating such description.

All reports and other documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated in and to be a part of this Prospectus by reference from the date of filing of such documents. Any statement contained herein or in a document or information report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Olsten Corporation, The Olsten Building, One Merrick Avenue, Westbury, New York 11590, Attention:
Laurin L. Laderoute, Jr., Vice President and Secretary, (516) 832-
8200.

                                                  No person has been
authorized to give any information or to make any representations other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any one or more of the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since any of the dates specifically mentioned herein or the date hereof or that the infor-mation herein is correct as of any time subsequent to its date.

                             THE COMPANY

The Olsten Corporation was incorporated in Delaware in 1967 as the successor to a business founded in 1950 by the late William Olsten. On July 30, 1993, Lifetime Corporation merged into the Company. The merger was accounted for as a pooling of interests and materially increased the Company's health care business.

The Company, operating through subsidiaries principally under the trade names "Olsten Kimberly QualityCare" and "Olsten Staffing Services," engages in and derives substantially all of its revenues from two industry segments, health care services and staffing services, which involve providing, through offices operated or licensed by the Company and its subsidiaries or pursuant to franchises granted by the Company, health care personnel in home, health care facility and business settings and temporary personnel to business, industry and government. The Company's owned, licensed and franchised operations conduct business through approximately 1,200 offices in 50 states, the District of Columbia, Puerto Rico, the Canadian provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia, Ontario and Quebec, and the United Kingdom.

Sales of Health Care Services and Staffing Services accounted for approximately 59% and 41%, respectively, of the Company's 1993 sales, approximately 63% and 37%, respectively, of the Company's 1992 sales and approximately 65% and 35%, respectively, of the Company's 1991 sales, exclusive of franchise service sales in all instances. All of the foregoing percentages give effect to the accounting for the merger of Lifetime Corporation into the Company on July 30, 1993 as a pooling of interests.

The Company's principal executive offices are presently located at The Olsten Building, One Merrick Avenue, Westbury, New York 11590. Its telephone number is (516) 832-8200. The Company has acquired a building and property for a new headquarters location in Melville, New York. As used in this Prospectus, except when the context otherwise requires, the "Company" means The Olsten Corporation and its consolidated subsidiaries.


                           USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Subject
Shares.

                         SELLING STOCKHOLDERS

The following table sets forth certain information, as of June 30, 1994, with respect to the Selling Stockholders:

                          Common Stock

                                                               Percent of Class
                                                               Beneficially
                                                               Owned after
                 Beneficial                  Beneficial        Offering if
                 Ownership     Maximum       Ownership         One Percent or
                 Before        Offered       After             More of the
Name             Offering<F1>  Hereby<F2>    Offering<F1><F3>  Class<F1><F3>

Frank N.
Liguori<F4>      804,034<F5>   475,000<F6>   329,034<F5>       1.0%

Thomas E.
Boelsen<F7><F27>   7,575<F8>     6,000         1,575<F8>

Kathleen
Concannon<F9><F27> 4,536<F10>    1,000         3,536<F10>

William P.
Costantini          7,389<F12>   6,000         1,389<F12>
<F11><F27>

Robert A.
Fusco<F13><F27)    42,000<F14>  30,000        12,000<F14>

Martin
Gelerman<F15><F27>  5,330<F16>   3,000         2,330<F16>

Gerald J.
Kapalko<F17><F27>  13,037<F18>   6,000         7,037<F18>

Laurin L.
Laderoute, Jr.
<F19><F27>         40,418<F20>   3,000        37,418<F20>

Stuart
Olsten          2,486,493<F22>   6,000     2,480,493<F22>        7.2%
<F21><F27>

Richard A.
Piske, III
<F23><F27>         10,516<F24>   5,000         5,516<F24>

Anthony J.
Puglisi             6,000        6,000           0
<F25><F27>

Bernard
Silverstein
<F26><F27>         30,000       5,000        25,000

Allan Tod
Gittleson
<F28><F34>         37,798<F29>  5,000        32,798<F29>

Andrew N.
Heine           2,140,467<F31>  5,000     2,135,467<F31>       6.3%
<F30><F34>

John M.
May<F32><F34>      17,000<F33>  5,000        12,000<F33>



<F1> A person is deemed to be a "beneficial owner" of a security if that person has or shares a "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through, among other things, the exercise of an option. More than one person may be deemed to be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of a security as to which he has no voting power or investment power.

<F2> This statement of Maximum Offered Hereby does not constitute a commitment to sell the number of shares of Common Stock listed. The number of shares of Common Stock offered shall be determined from time to time by each Selling Stockholder in his or her sole discretion.

<F3> Assumes that the Maximum Offered Hereby is sold by each of the Selling
Stockholders.

<F4> Mr. Liguori is the Chairman and Chief Executive Officer of the Company.

<F5> Includes 150,000 shares that may be purchased pursuant to presently exercisable stock options and six shares of Common Stock issuable upon the conversion of shares of the Company's Class B Common Stock, par value
$.10 per share ("Class B Stock").

<F6> Consists of 187,500 shares granted on June 20, 1990, 37,500 shares granted on February 10, 1992, 37,500 shares granted on January 6, 1993, and 212,500 shares granted on November 8, 1993, all under the Plan. Twenty percent of the 187,500 shares granted to Mr. Liguori on June 20, 1990 have vested (or will vest, as the case may be) on each June 20 commencing on June 20, 1991 and ending on June 20, 1995. Twenty percent of the 37,500 shares granted to Mr. Liguori on February 10, 1992 have vested
(or will vest, as the case may be) on each February 10 commencing on February 10, 1993 and ending on February 10, 1997. All of the
37,500 shares granted to Mr. Liguori on January 6, 1993 and 100,000 of the 212,500 shares granted to Mr. Liguori on November 8, 1993 vested on the date of grant. One-third of the remaining 112,500 shares granted to Mr. Liguori on November 8, 1993 vested (or will vest, as the case may be) on each of January 4, 1994, January 4, 1995 and January 4, 1996. The numbers of shares granted to Mr. Liguori on June 20, 1990, February 10, 1992 and January 6, 1993 give effect to the three-for-two stock split declared on February 2, 1993. Shares that have been granted under the Plan cannot be sold until they vest in accordance therewith.

<F7> Mr. Boelsen has been an employee of the Company since 1985.

<F8> Includes 1,575 shares that may be purchased pursuant to presently exercisable stock options.


<F9> Ms. Concannon has been an employee of the Company since 1976.

<F10> Includes 262 shares that may be purchased pursuant to presently exercisable stock options.

<F11> Mr. Costantini is Senior Vice President and General Counsel of the
Company.  He became an executive officer of the Company during 1992.

<F12> Includes 750 shares that may be purchased pursuant to presently exercisable stock options.

<F13> Mr. Fusco is Executive Vice President of the Company and the President
of Olsten Kimberly QualityCare, an affiliate of the Company. He became an executive officer of the Company in 1992.

<F14> Includes 12,000 shares that may be purchased pursuant to presently exercisable stock options.

<F15> Mr. Gelerman has been an employee of the Company since 1990.

<F16> Includes 1,312 shares that may be purchased pursuant to presently exercisable stock options.

<F17> Mr. Kapalko is Executive Vice President of the Company and became an executive officer during 1993.

<F18> Includes 3,375 shares that may be purchased pursuant to presently exercisable stock options.

<F19> Mr. Laderoute is Vice President, Secretary and Assistant General Counsel
of the Company.  He became an officer of the Company during 1981.

<F20> Includes 7,418 shares that may be purchased pursuant to presently exercisable stock options.

<F21> Mr. Olsten is President of the Company.  He became an executive officer of the Company during 1987.

<F22> Includes 2,365,952 shares issuable upon the conversion of Class B Stock and 21,166 shares issuable upon exercise of Class B Stock warrants.

<F23> Mr. Piske is Executive Vice President of the Company and President of
Olsten Staffing Services, an affiliate of the Company. He became an executive officer of the Company during 1993.

<F24> Includes 5,203 shares that may be purchased pursuant to presently exercisable stock options.

<F25> Mr. Puglisi is Senior Vice President - Finance (Principal Financial and
Accounting Officer) of the Company. He became an executive officer of the Company during 1993.

<F26> Mr. Silverstein provides tax accounting services to the Company.

<F27> As to Messrs. Boelsen, Costantini, Fusco, Gelerman, Kapalko, Laderoute,
Olsten, Piske, Puglisi and Silverstein and Ms. Concannon, all shares shown in the table above under the caption "Maximum Offered Hereby" were granted under the Plan on November 8, 1993, and vest in increments of 20% on each January 4 from January 4, 1994 through and including January 4, 1998. Shares that have been granted under the Plan cannot be sold until they vest in accordance therewith.


<F28> Mr. Gittleson has been a director of the Company since 1983.

<F29> Includes 12,000 shares that may be purchased pursuant to presently exercisable stock options.

<F30> Mr. Heine has been a director of the Company since 1969.

<F31> Includes 13,500 shares that may be purchased pursuant to presently exercisable stock options and includes 2,118,014 shares issuable upon the conversion of Class B Stock which are owned by two trusts of which Mr. Heine is a trustee.

<F32> Mr. May has been a director of the Company since 1989.

<F33> Includes 12,000 shares that may be purchased pursuant to presently exercisable stock options.

<F34> As to Messrs. Gittleson, Heine and May, all shares shown in the table above under the caption "Maximum Offered Hereby" were granted on November 8, 1993 and fully vested on January 4, 1994. None of such shares were granted under any stock plan of the Company.


                         PLAN OF DISTRIBUTION

                                                 The distribution of
the Subject Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may include block transactions) on the AMEX, in fixed price offerings off of the floor of the AMEX, in special offerings and exchange distributions, each in accordance with the rules of the AMEX, in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Subject Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and others. No sales effected through broker-dealers shall include the payment of underwriting discounts, concessions or commissions which exceed compensation levels customarily paid for such services.

The Selling Stockholders are not restricted as to the price or prices at which they may sell their Subject Shares. Sales of such shares at less than the market price may lower the market price of the Company's Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that if a significant number of shares are sold at the same time, this might also lower the market price of the Company's Common Stock.

                                                  The Selling
Stockholders and brokers or dealers who participate in the sale or distribution of the Subject Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of the Subject Shares by them acting as principal and any discounts, commissions, or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. No payment of any underwriting commissions or discounts in connection with any sales of the Subject Shares is expected, other than customary brokerage commissions.

                                                  The Company is
paying the expenses incident to the registration of the Subject Shares under the Securities Act. The Company presently intends to keep the Registration Statement covering the Subject Shares current for a period of four years after the date of effectiveness of the Registration Statement but reserves the right not to do so at any time after such date. In any event, however, the Company does not pre-sently intend to keep the Registration Statement current beyond any date on which either (i) all of the Subject Shares have been sold or
(ii) the Selling Stockholders have agreed to terminate the offering contemplated hereby. The Subject Shares, when fully vested in accordance with the terms of the grant thereof, whether pursuant to the Plan (in the case of the Plan Shares) or otherwise (in the case of the Non-Plan Shares) will be fully paid and non-assessable and are being sold by the Selling Stockholders acting as principals for their own account. The Company will not receive any proceeds from the sale of the Subject Shares.

                    DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock, 50,000,000 shares of Class B Common Stock, par value
$.10 per share ("Class B Stock"), and 250,000 shares of preferred stock, par value $.10 per share ("Preferred Stock").

The following statements concerning the Common Stock, Class B Stock and Preferred Stock are summaries of provisions contained in the Company's Restated Certificate of Incorporation and do not purport to be complete. The provisions of the Restated Certificate of Incorporation are incorporated herein by reference and the summaries below are qualified in their entirety by reference thereto.

No redemption provisions or sinking fund provisions apply to either the Common Stock or Class B Stock. All presently outstanding shares of Common Stock and Class B Stock are fully paid and nonassessable. Subject to the rights of holders of Preferred Stock, if and when issued, holders of Common Stock and Class B Stock are entitled to receive cash dividends, when and if declared by the Company's Board of Directors (the "Board"), out of any funds legally available therefor, and on liquidation are entitled to share ratably in the assets of the Company available for distribution to its stockholders.

Voting

Except as otherwise provided by law, each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders, and each share of Class B Stock entitles the holder thereof to ten votes on all such matters, provided that so long as required for continued listing of the Common Stock on the AMEX and so long as the Common Stock is so listed, the Common Stock votes separately as a class for the election of 25% of the total number of directors of the entire Board (rounded up to the nearest whole number) and the Class B Stock votes separately as a class to elect the remaining 75% of the total number of directors of the entire Board (rounded down to the nearest whole number), provided, however, that if shares of Preferred Stock are issued and the holders thereof are entitled at any meeting of stockholders to elect directors who would otherwise be elected by holders of Common Stock and Class B Stock, the number of directors to be elected by holders of the Class B Stock will be reduced accordingly. Also, so long as required for continued listing of the Common Stock on the AMEX and so long as the Common
Stock is so listed, if the number of outstanding shares of Class B
Stock is less than 12.5 percent of the total of (a) the number of then outstanding shares of Common Stock, (b) the number of then outstanding shares of Class B Stock and (c) the number of then outstanding shares of any other class or series of capital stock (including the Preferred Stock) the holders of which are entitled to vote for the election of directors, then the holders of the Common Stock would continue to vote separately as a class for the election of 25% of the directors but would, in addition, vote together with the holders of Class B Stock for the election of directors who would otherwise be elected by the holders of Class B Stock, with each share of Common Stock having one vote and each share of Class B Stock having ten votes.

In the event that the continued listing for trading of the Common Stock on the AMEX no longer requires 25% of the number of directors to be elected by the holders of the Common Stock in the manner specified above, then such right of the holders of the Common Stock to elect 25% of the number of directors shall cease, and at all elections of directors following such change, the Common Stock and Class B Stock shall vote in the election of directors as one class, with each share of Common Stock entitled to one vote and each share of Class B Stock entitled to ten votes.

The holders of shares of Common Stock and the holders of the shares of Class B Stock are entitled to vote separately as classes on any amendment of the Restated Certificate of Incorporation to split or combine the shares of either such class if, pursuant to such stock split or combination, the relationship between the number of shares of Class B Stock and Common Stock outstanding immediately following such stock split or combination is not the same as the relationship between the number of shares of Class B Stock and Common Stock immediately prior to such stock split.

Except as set forth above and except as otherwise required by law, the holders of Common Stock and Class B Stock vote together as a single class in all matters.

The ability of the holders of Class B Stock to elect a majority of the Board could discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

Holders of Common Stock and Class B Stock do not have cumulative voting rights or preemptive rights.

Transferability and Trading Market

The Common Stock is freely transferable and is listed and traded on the AMEX. The Class B Stock is not transferable except to Olsten or certain permitted transferees. Any attempted transfer to other than a permitted transferee will result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock. Accordingly, there is no trading market for the Class B Stock and the Class B Stock is not listed or traded on any exchange or in any public market.
Shares of Class B Stock are convertible at all times, without cost to the holder thereof, into shares of Common Stock on a share-for-share basis, and once converted, the shares may not be converted back into Class B Stock. All shares of Class B Stock received by Olsten upon conversion thereof into Common Stock will be retired and shall thereafter resume the status of authorized and unissued shares of Class B Stock. Shares of Common Stock are not convertible or exchangeable into Class B Stock.

Dividends and Other Distributions

Dividend rights of the holders of Common Stock and Class B Stock are subject to the rights of holders of Preferred Stock, if and when issued. Holders of Common Stock and Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property as may be declared thereon by the Board from time to time, provided, however, that no cash dividend may be declared and paid on the Class B Stock unless a cash dividend is simultaneously declared and paid on the Common Stock. In the case of dividends or other distributions payable in stock of the Company other than the Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Company by way of stock dividends, such distributions or divisions must be in the same proportion with respect to each class of stock, but only shares of Common Stock may be distributed with respect to Common Stock and only shares of Class B Stock may be distributed with respect to Class B Stock.

In the event of any dissolution or liquidation of the Company, the holders of the Common Stock and Class B Stock will be entitled, after payment or provision for payment of the debts and other liabilities of the Company, and after payment of any amounts to which any holders of Preferred Stock may then be entitled, to share ratably in the distribution of the remaining assets of the Company.

Automatic Conversion of Class B Stock

In addition to automatic conversions discussed under "Transferability and Trading Market," the outstanding shares of Class B Stock will be immediately converted into shares of Common Stock on a share per share basis if: (i) at any time the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, or (ii) at any time the total number of shares of Class B Stock falls below 5% of the total number of shares of Class B Stock originally outstanding. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

Transfer Agent

The Transfer Agent for the Common Stock is Mellon Securities Trust Company.

Preferred Stock

The Preferred Stock, which is issuable in series, may be issued from time to time upon authorization by the Board (without action by the stockholders) which has the power to fix and determine the price, terms and other conditions of each series of Preferred Stock
(including voting, dividend and liquidation rights and preferences).
The Board, without stockholder approval, could issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the Common Stock and the Class B Stock and which could have the effect of deterring or preventing a change in control of the Company. No series of Preferred Stock has been issued, and Olsten has no present plan, arrangement, commitment or understanding with respect to the issuance of any Preferred Stock.

Other

The Board will continue to possess the power to issue shares of authorized but unissued Common Stock, Class B Stock and Preferred Stock without further stockholder action, unless such stockholder action is otherwise required by law, the AMEX or any other securities exchange on which the Common Stock may then be listed.

Indemnification and Limitation on Director Liability

Consistent with applicable law, the Company's Restated Certificate of Incorporation limits a director's monetary liability to the Company or its stockholders for breach of fiduciary duty, except for liability for acts not in good faith, or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock repurchases or redemptions, transactions from which the director derived improper personal benefit or breach of duty of loyalty. Such provisions of the Company's Restated Certificate of Incorporation would not alter the liability of directors under applicable federal securities laws or the ability of stockholders to pursue other remedies such as injunctive relief in appropriate circumstances.

The Company's By-Laws provide that the Company will indemnify any director or officer (and advance expenses on behalf of such persons) to the fullest extent provided by Delaware law (and may similarly indemnify, and advance expenses on behalf of, employees and agents) against liabilities incurred by such person in such capacity.


                            LEGAL MATTERS

                                                  The validity of the
Subject Shares and certain other legal matters have been passed upon by William P. Costantini, Esq., Senior Vice President and General
Counsel of the Company.

                               EXPERTS

                                                  The consolidated
balance sheets as of January 2, 1994 and January 3, 1993 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended January 2, 1994, included in the Company's Annual Report on Form 10-K incorporated by reference in the Registration Statement have been incorporated in reliance upon the report of Coopers & Lybrand, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.                        Other Expenses of Issuance and
                                Distribution

                                                  The following table
sets forth the various expenses expected to be incurred in connection with offering described in this Registration Statement. All amounts shown are estimates except for the Commission registration fee.

         Item                                  Amount

          Securities and Exchange Commission
               registration fee . . . . . . . $6,355.00
          Legal fees and expenses . . . . . . 20,000.00
          Accounting fees and expenses. . . .  4,000.00
          Miscellaneous . . . . . . . . . . .    500.00

              Total . . . . . . . . . . . . .$30,855.00


All of the above expenses are being borne by the Company.

Item 15.  Indemnification of Directors and Officers

          Article Ninth of the Registrant's Restated Certificate of Incorporation provides for indemnification of Directors of the Registrant as follows:

          NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          As authorized by Section 145 of the Delaware General
Corporation Law, Article V of the Registrant's By-Laws provides as follows:

          Section 1.  Right to Indemnification.   Each person who was
     or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding was authorized by the Board.

          Section 2. Right to Advancement of Expenses. This right to indemnification conferred to in Section I of this Article V shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

          Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware
     General Corporation Law.

          Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or, if serving at the request of the Corporation, as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 16.  Exhibits

     Exhibit No.         Description of Exhibit

     4.1            Restated Certificate of Incorporation of
                    Registrant, filed as Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, is incorporated herein by reference.

     4.2 By-Laws of Registrant, filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, are incorporated herein by reference.

     4.3 Amended and Restated Agreement and Plan of Merger dated as of May 10, 1993 between Registrant and Lifetime Corporation, filed as Exhibit 2(a) to Registrant's Current Report on Form 8-K/A dated May 17, 1993, is incorporated herein by reference.

     4.4 Indenture dated as of March 15, 1993 between Registrant and Bankers Trust Company, as Trustee, relating to Registrant's 4 7/8% Convertible Subordinated Debentures due 2003, filed as
                    Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended April 4, 1993, is incorporated herein by reference.

     4.5 Warrant Agreement between Lifetime Corporation and American Stock Transfer Company, dated November 4, 1986, as amended as of December 11, 1989 and July 23, 1993, filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A dated July 23, 1993, is incorporated herein by reference.

     5.1 Opinion of William P. Costantini, Esq., Senior Vice President and General Counsel of the Company

     23.1 Consent of William P. Costantini, Esq., Senior Vice President and General Counsel of the Company (included in Exhibit 5.1).

     23.2           Consent of Coopers & Lybrand.

     24.1           Power of Attorney (included on signature page)

Item 17.  Undertakings.

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration
Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Westbury, State of New York, on July 5, 1994.


                         THE OLSTEN CORPORATION


                         By: /s/  Frank N. Liguori
                             Frank N. Liguori,
                             Chairman and Chief Executive Officer

                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank N. Liguori, William P. Costantini and Laurin L. Laderoute, Jr. and each and any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                     Date

/s/ Frank N. Liguori    Chairman and Chief Executive
Frank N. Liguori            Officer and Director          July 5, 1994

/s/ Anthony J. Puglisi  Senior Vice President-Finance
Anthony J. Puglisi        (Principal Financial and
                             Accounting Officer)          July 5, 1994
/s/ Allan Tod Gittleson
Allan Tod Gittleson               Director                July 5, 1994

/s/ Andrew N. Heine
Andrew N. Heine                   Director                July 5, 1994

/s/ John M. May
John M. May                       Director                July 5, 1994

/s/ Miriam Olsten
Miriam Olsten                     Director                July 5, 1994

/s/ Stuart Olsten
Stuart Olsten                     Director                July 5, 1994

/s/ Richard J. Sharoff
Richard J. Sharoff                Director                July 5, 1994

/s/ Raymond S. Troubh
Raymond S. Troubh                 Director                July 5, 1994

                       EXHIBIT INDEX

 Exhibit No.            Exhibit

 4.1            Restated Certificate of Incorporation of
                Registrant, filed as Exhibit 3(a) to
                Registrant's Annual Report on Form 10-K
                for the fiscal year ended January 2, 1994, is incorporated herein by reference.

 4.2            By-Laws of Registrant, filed as Exhibit
                3(b) to Registrant's Annual Report on
                Form 10-K for the fiscal year ended
                January 2, 1994, are incorporated herein by reference.

 4.3            Amended and Restated Agreement and Plan
                of Merger dated as of May 10, 1993
                between Registrant and Lifetime
                Corporation, filed as Exhibit 2(a) to
                Registrant's Current Report on Form 8-
                K/A dated May 17, 1993, is incorporated
                herein by reference.

 4.4            Indenture dated as of March 15, 1993
                between Registrant and Bankers Trust
                Company, as Trustee, relating to
                Registrant's 4 7/8% Convertible
                Subordinated Debentures due 2003, filed
                as Exhibit 4 to Registrant's Quarterly
                Report on Form 10-Q for the quarter
                ended April 4, 1993, is incorporated
                herein by reference.

 4.5            Warrant Agreement between Lifetime
                Corporation and American Stock Transfer
                Company, dated November 4, 1986, as
                amended as of December 11, 1989 and July
                23, 1993, filed as Exhibit 1 to
                Registrant's Registration Statement on
                Form 8-A dated July 23, 1993, is
                incorporated herein by reference.

 5.1             Opinion of William P. Costantini, Esq.,
                 Senior Vice President and General
                 Counsel of the Company

23.1             Consent of William P. Costantini, Esq.,
                 Senior Vice President and General
                 Counsel of the Company (included in
                 Exhibit 5.1).

23.2             Consent of Coopers & Lybrand.

24.1 Power of Attorney (included on signature page)